                                                                 Exhibit 31

                 CERTIFICATION PURSUANT TO SECTION 302 OF
                      THE SARBANES-OXLEY ACT OF 2002

I, David L. Derfelt, certify that:

1.    I have reviewed  this annual report on Form 10-K,  and all reports on
       Form 8-K  containing  distribution  or  servicing  reports  filed in respect  of periods  included  in the year  covered  by this  annual report of Navistar Financial 2004-A Owner Trust;

2.    Based on my knowledge,  the information in these reports,  taken as a whole,  does not contain any untrue  statement of a material fact or omit to state a  material  fact  necessary  to make  the  statements made,  in light of the  circumstances  under  which such  statements were made,  not  misleading as of the last day of the period covered by this annual report;

3.    Based on my  knowledge,  the  distribution  or servicing  information required to be provided  to the  trustee by the  Servicer  under the pooling and servicing agreement,  for inclusion in these reports, is included in these reports;

4.    Based  on my  knowledge  and  upon the  annual  compliance  statement included in the report and  required to be  delivered to the trustee
       in   accordance   with  the  terms  of  the  pooling  and  servicing
       agreement,  and except as disclosed in the reports, the Servicer has fulfilled its obligations under that agreement; and

5.    The reports disclose all instances of material non-compliance relating to the Servicer's  compliance with  the  minimum  servicing standards based upon  the report provided by an  independent public accountant, after conducting  a  review in  compliance  with the  Uniform  Single
       Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in these reports.

6.    In giving  the  certifications  above,  I have  reasonably  relied on information  provided to me by the following  unaffiliated  parties:
       Owner Trustee.

  Date:  January 26, 2009               By: /s/ DAVID L. DERFELT
                                                David L. Derfelt
                                                V.P., and Controller
                                               (Principal Accounting Officer)